GENERAL SECURITY AGREEMENT

THIS SECURITY AGREEMENT is dated as of the 21st day of October, 2005.

BETWEEN:

TRYX VENTURES CORP., a British Columbia company, with a registered office at 314 – 837 West Hastings Street, Vancouver, British Columbia V6C 3N6

(the “Debtor”)

AND:

ANDROGAS PROPERTY S.A., an Austrian company with a registered office at Castellezgasse 17, A-1020 Wien, Vienna, Austria

(the “Secured Party”)

1. SECURITY INTEREST

1.1 For consideration and as security for the payment and performance of the Obligations referred to in Clause 3 hereof, the Debtor, subject to the exceptions set out in Clause 2, hereby mortgages, charges, assigns and transfers to the Secured Party, and grants to the Secured Party, a security interest in all the Debtor’s right, title and interest in and to the property set out in Schedule A attached hereto and all present and after acquired property acquired by the Debtor, including, without limitation, all machinery, inventory, equipment, goods and all parts, components, attachments, accessories, accessions, replacements, substitutions, additions and improvements to any of the foregoing (all of which are hereinafter collectively called the “Property”) and all proceeds thereof and therefrom (which together with the Property is hereinafter collectively called the “Collateral”).

2. EXCEPTIONS

2.1 The last 10 days of the term created by any lease or agreement therefor are hereby excepted out of any charge or security interest created by this Security Agreement but the Debtor will stand possessed of the reversion thereby remaining upon trust to assign and dispose thereof to any third party as the Secured Party shall direct.

2.2 There shall be excluded from the security interests hereby created any consumer goods of the Debtor.

3. OBLIGATIONS SECURED

3.1 This Security Agreement and the security interests hereby created are in addition to and not in substitution for any other security interest now or hereafter held by the Secured Party from the Debtor or from any other person whomsoever and will be general and continuing security for the payment of all indebtedness and liability of the Debtor to the Secured Party, present and future, direct and indirect, absolute and contingent and any ultimate balance thereof

(all of which indebtedness, liability, and obligations are hereinafter collectively called the “Obligations”) arising out of a Credit Facility Agreement dated October 21, 2005, between the Debtor and the Secured Party (the “Credit Facility Agreement”).

4. PROHIBITIONS

4.1 Without the prior written consent of the Secured Party, the Debtor will not have power to create or permit to exist any security interest in, charge, encumbrance or lien over, or claim against any of the Collateral which ranks or could in any event rank in priority to or pari passu with any security interest created or evidenced by this Security Agreement.

5. ATTACHMENT

5.1 The Debtor acknowledges that the security interests hereby created attach upon the execution of this Security Agreement (or in the case of any after acquired property, upon the date of acquisition thereof), that value has been given, and that the Debtor has, or in the case of after acquired property will have, rights in the Collateral.

6. REPRESENTATIONS AND WARRANTIES

6.1 The Debtor represents and warrants that all matters and things have been done and performed so as to authorize and make the execution and delivery of this Security Agreement, and the performance of the Debtor’s obligations hereunder, legal, valid and binding.

6.2 The Debtor represents and warrants that the Debtor’s interest in and to the Collateral is free from all security interests, charges, encumbrances, liens and claims, save only the charges or security interests, if any, consented to in writing by the Secured Party, and the Debtor has good right and lawful authority to grant a security interest in the Collateral as provided by this Security Agreement.

7. COVENANTS OF THE DEBTOR

7.1 The Debtor covenants that at all times while this Security Agreement remains in effect the Debtor will:

(a)	defend the title to the Collateral for the benefit of the Secured Party against the claims and demands of all persons claiming through the Debtor;

(b)	fully and effectually maintain and keep maintained the security interests hereby created valid and effective;

(c)	maintain the Collateral in good order and repair;

(d)	forthwith pay:

(i)

all taxes, assessments, rates, duties, levies, government fees, claims and dues lawfully levied, assessed or imposed upon it or the Collateral when due, unless the Debtor shall in good faith contest its obligations so to pay and will furnish such security as the Secured Party may require, and

(ii)

all security interests, charges, encumbrances, liens and claims which rank or could in any event rank in priority to any security interest created by this Security Agreement arising through the actions of the Debtor or because of its possession of the Collateral, other than the charges or security interests, if any, and those consented to in writing by the Secured Party;

(e)	forthwith pay all costs, charges, expenses and legal fees and disbursements (on a solicitor and his own client basis) which may be incurred by the Secured Party in:

	(i)	taking, recovering, keeping possession of and insuring the Collateral, and

(ii)

all other actions and proceedings taken in connection with the preservation of the Collateral and the enforcement of this Security Agreement and of any other security interest held by the Secured Party as security for the Obligations;

(f)

at the Secured Party’s request at any time and from time to time execute and deliver such further and other documents and instruments and do all acts and things as the Secured Party in its absolute discretion requires in order to confirm and perfect, and maintain perfection of, the security interests and charges hereby created in favour of the Secured Party upon any of the Collateral;

(g)	notify the Secured Party promptly of:

	(i)	any change in the information contained herein relating to the Debtor, its address or the Collateral,

	(ii)	the details of any material acquisition or disposition of the Collateral, and

	(iii)	any material loss or damage to the Collateral;

(h)

prevent the Collateral from being sold, leased, or otherwise disposed of except as permitted hereby or in the normal course of business, or from being or becoming an accession to other property not covered by this Security Agreement; and

(i)	deliver to the Secured Party from time to time promptly upon request:

	(i)	any documents of title, instruments, securities and chattel paper constituting, representing or relating to the Collateral,

(ii)

all books of account and all records, ledgers, reports, correspondence, schedules, documents, statements, lists and other writings relating to the Collateral for the purpose of inspecting, auditing or copying the same, and

	(iii)	all policies and certificates of insurance, if any, relating to the Collateral.

8. PERFORMANCE OF OBLIGATIONS

8.1 If the Debtor fails to perform the Obligations, the Secured Party may, but will not be obligated to, perform any or all of such Obligations without prejudice to any other rights and remedies of the Secured Party hereunder, and any payments made and any costs, charges, expenses and legal fees and disbursements (on a solicitor and his own client basis) incurred in connection therewith will be payable by the Debtor to the Secured Party forthwith with interest until paid at 6% (six percent), calculated on an annual basis, and such amounts will be a charge upon and security interest in the Collateral in favour of the Secured Party prior to all claims subsequent to this Security Agreement.

9. RESTRICTIONS ON SALE OR DISPOSAL OF COLLATERAL

9.1 Except in the normal course of business and as herein provided, the Debtor will not, without the prior written consent of the Secured Party:

(a)	sell, lease or otherwise dispose of the Collateral; or

(b)	release, surrender or abandon possession of the Collateral.

10. DEFAULT

10.1 The Debtor will be in default under this Security Agreement, unless waived by the Secured Party, in any of the following events:

(a)

the Debtor fails to observe or perform any of the provisions of the Credit Facility Agreement and the Debtor fails to cure such obligations within fifteen (15) days after receiving notice thereof from the Secured Party;

(b)

any representation or warranty made by the Debtor in connection with any indebtedness or liability of the Debtor to the Secured Party hereby secured proves at any time to be materially incorrect as of the date made;

(c)

the Debtor becomes bankrupt or insolvent or makes an assignment for the benefit of, a proposal to, or an arrangement with its creditors, or any action is taken or proceeding instituted whether by the Debtor or any other person whereby the Debtor may be declared bankrupt;

(d)	a receiver or receiver-manager is appointed in respect of the Debtor or any part of the Debtor’s interest in the Collateral;

(e)

any execution, sequestration, extent, or any other process of any kind is levied or enforced upon or against the Debtor’s interest in the Collateral or any part thereof and remains unsatisfied for a period of 10 days;

(f)

without the prior written consent of the Secured Party, the Debtor creates or permits to exist any charge, encumbrance or lien on, or claim against or any security interest in, the Debtor’s interest in any of the Collateral which ranks or could in any event rank in priority to or pari passu with any security interest or charge created by this Security Agreement;

(g)

the holder of any other charge, encumbrance or lien on, or claim against, or security interest in, any of the Debtor’s interest in Collateral does anything to enforce or realize on such charge, encumbrance, lien, claim or security interest; or

(h)

the Secured Party, acting reasonably, believes that there has been a material adverse change in the financial condition of the Debtor or that any of the Collateral is or is about to be placed in jeopardy.

11. ENFORCEMENT

11.1 Upon any default under this Security Agreement the Secured Party may declare any or all of the Obligations not payable on demand to become immediately due and payable and the security hereby constituted will immediately become enforceable. To enforce and realize on the security constituted by this Security Agreement the Secured Party may take any action permitted by law or in equity, as it may deem expedient, and in particular without limiting the generality of the foregoing, the Secured Party may do any of the following:

(a)

appoint by instrument a receiver, receiver and manager or a receiver-manager (the person so appointed is hereinafter called the “Receiver”) of the Collateral, with or without bond as the Secured Party may determine, and from time to time in its absolute discretion remove such Receiver and appoint another in its stead;

(b)

enter upon any premises of the Debtor and take possession of the Collateral with power to exclude the Debtor, its agents and its servants from the Collateral, without becoming liable as a mortgagee in possession;

(c)	preserve, protect and maintain the Collateral and make such replacements thereof and repairs and additions thereto as the Secured Party may deem advisable;

(d)

sell, lease or otherwise dispose of all or any part of the Collateral, whether by public or private sale or lease or otherwise, in such manner, at such price as can be reasonably obtained therefor and on such terms as to credit and with such conditions of sale and stipulations as to title or conveyance or evidence of title or otherwise as to the Secured Party may seem reasonable, provided that if any sale is on credit the Debtor will not be entitled to be credited with the proceeds of any such sale, lease or other disposition until the moneys therefor are actually received; and

(e)	exercise all of the rights and remedies of a secured party under the Act.

11.2 A Receiver appointed pursuant to this Security Agreement will be the agent of the Debtor and not of the Secured Party and, to the extent permitted by law or to such lesser extent permitted by its appointment, will have all the powers of the Secured Party hereunder.

11.3 Subject to the claims, if any, of the creditors of the Debtor ranking in priority to this Security Agreement, all amounts realized from the disposition of Collateral pursuant to this Security Agreement will be applied as the Secured Party, in its absolute discretion, may direct as follows:

(a)	in payment of all costs, charges and expenses (including legal fees and disbursements on a solicitor and his own client basis) incurred by the Secured Party in connection with or incidental to:

(i) the exercise by the Secured Party of all or any of the powers granted to it pursuant to this Security Agreement, and

(ii)

the appointment of the Receiver and the exercise by the Receiver of all or any of the powers granted to it pursuant to this Security Agreement, including the Receiver’s reasonable remuneration and all outgoings properly payable by the Receiver;

(b)	in or toward payment to the Secured Party of all principal and other moneys (except interest) due in respect of the Obligations; and

(c)	in or toward payment to the Secured Party of all interest remaining unpaid in respect of the Obligations.

12. DEFICIENCY

12.1 If the amounts realized from the disposition of the Collateral are not sufficient to pay the Obligations in full the Debtor will immediately pay to the Secured Party the amount of such deficiency.

13. RIGHTS CUMULATIVE

13.1 All rights and remedies of the Secured Party set out in this Security Agreement are cumulative and no right or remedy contained herein is intended to be exclusive but each will be in addition to every other right or remedy contained herein or in any existing or future security agreement or now or hereafter existing at law, in equity or by statute, or pursuant to any other agreement between the Debtor and the Secured Party that may be in effect from time to time.

14. LIABILITY OF SECURED PARTY

14.1 The Secured Party will not be responsible or liable for damages to persons or property or for salaries or non-fulfilment of contracts during any period when the Secured Party shall manage the Collateral upon entry, as herein provided, nor will the Secured Party be liable to account as mortgagee in possession or for anything except actual receipts or be liable for any loss on realization or for any default or omission for which a mortgagee in possession may be liable. The Secured Party will not be bound to do, observe or perform or to see to the observance or performance by the Debtor of any obligations or covenants imposed upon the Debtor nor will the Secured Party, in the case of securities, instruments or chattel paper, be obliged to preserve rights against other persons, nor will the Secured Party be obliged to keep any of the Collateral identifiable. The Debtor hereby waives any applicable provision of law permitted to be waived by it which imposes higher or greater obligations upon the Secured Party than aforesaid.

15. LIABILITY TO ADVANCE

15.1 None of the preparation, execution, perfection and registration of this Security Agreement or the advance of any moneys will bind the Secured Party to make any advance or loan or further advance or loan, or renew any note or extend any time for payment of any indebtedness or liability of the Debtor to the Secured Party.

16. WAIVER

16.1 The Secured Party may from time to time and at any time waive in whole or in part any right, benefit or default under any clause of this Security Agreement but any such waiver of any right, benefit or default on any occasion will be deemed not to be a waiver of any such right, benefit or default thereafter, or of any other right, benefit or default, as the case may be.

17. NOTICE

17.1 All notices and other communications required or permitted under to this Security Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

If to the Secured Party:

Androgas Property S.A
Castellezgasse 17, A-1020 Wien
Vienna, Austria

Attention: Philippe Mast
Telephone: (011) 423-235-0140

If to the Debtor:

Tryx Ventures Corp.
Suite 314 - 837 West Hastings Street
Vancouver, British Columbia
Canada

Attention: Alessandra Bordon, President
Telephone: (604) 899-9380
Fax: (604) 899-1450

With a copy (which will not constitute notice) to:

Clark Wilson LLP Barristers & Solicitors
Suite 800 – 885 W. Georgia Street
Vancouver, B.C. V6C 3H1

Attention: Bernard Pinsky
Telephone: (604) 687-5700
Fax: (604) 687-6314

All such notices and other communications will be deemed to have been received: (a) in the case of personal delivery, on the date of such delivery;

(b)	in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery;

(c)	in the case of delivery by internationally-recognized express courier, on the business day following dispatch; and

(d)	in the case of mailing, on the fifth business day following mailing.

18. EXTENSIONS

18.1 The Secured Party may grant extensions of time and other indulgences, take and give up security, accept compositions, compound, compromise, settle, grant releases and discharges, refrain from perfecting or maintaining perfection of security interests, and otherwise deal with the Debtor, account debtors of the Debtor, sureties and others and with the Collateral and other security interests as the Secured Party may see fit without prejudice to the liability of the Debtor or the Secured Party’s right to hold and realize on the security constituted by this Security Agreement.

19. NO MERGER

19.1 This Security Agreement will not operate so as to create any merger or discharge of any of the Obligations, or any assignment, transfer, guarantee, lien, contract, promissory note, bill of exchange or security interest of any form held or which may hereafter be held by the Secured Party from the Debtor or from any other person whomsoever. The taking of a judgment with respect to any of the Obligations will not operate as a merger of any of the covenants contained in this Security Agreement.

20. ASSIGNMENT

20.1 The Secured Party may, without further notice to the Debtor, at any time assign, transfer or grant a security interest in this Security Agreement and the security interests granted hereby. The Debtor expressly agrees that the assignee, transferee or secured party, as the case may be, will have all of the Secured Party’s rights and remedies under this Security Agreement and will pay the Obligations to the assignee, transferee or secured party, as the case may be, as the Obligations become due.

21. SATISFACTION AND DISCHARGE

21.1 Any partial payment or satisfaction of the Obligations, or any ceasing by the Debtor to be indebted to the Secured Party, will be deemed not to be a redemption or discharge of this Security Agreement. The Debtor will be entitled to a release and discharge of this Security Agreement in respect of the Collateral upon full payment and satisfaction of all Obligations in respect of the Collateral and upon written request by the Debtor.

22. ENUREMENT

22.1 This Security Agreement will enure to the benefit of the Secured Party and its successors and assigns, and will be binding upon the respective heirs, executors, personal representatives, successors and permitted assigns of the Debtor.

23. INTERPRETATION

23.1 In this Security Agreement:

(a)	“Collateral” has the meaning set out in Clause 1 hereof and any reference to Collateral will, unless the context otherwise requires, be deemed a reference to Collateral as a whole or any part thereof;

(b)

“Debtor” and the personal pronoun “it” or “its” and any verb relating thereto and used therewith will be read and construed as required by and in accordance with the context in which such words are used depending upon whether the Debtor is one or more individuals, corporations or partnerships and, if more than one, will apply and be binding upon each of them severally;

(c)	“the Act” means the Personal Property Security Act of British Columbia and all regulations thereunder as amended from time to time; and

(d)

“Business Day” means any day other than a Saturday, Sunday, public holiday under the laws of the Province of British Columbia or other day on which banking institutions are authorized or obligated to close in the Province of British Columbia.

23.2 Words and expressions used herein that have been defined in the Act will be interpreted in accordance with their respective meanings given in the Act unless otherwise defined herein or unless the context otherwise requires.

23.3 The invalidity or unenforceability of the whole or any part of any clause of this Security Agreement will not affect the validity or enforceability of any other clause or the remainder of such clause.

23.4 The headings of the clauses of this Security Agreement have been inserted for reference only and do not define, limit, alter or enlarge the meaning of any provision of this Security Agreement.

23.5 This Security Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

23.6 Delivery of an executed copy of this Security Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Security Agreement as of the date set forth on page one herein.

23.7 This Security Agreement will be governed by the laws of British Columbia.

24. COPY OF AGREEMENT AND FINANCING STATEMENT

24.1 The Debtor hereby:

(a)	acknowledges receipt of a copy of this Security Agreement; and

(b)	waives all rights to receive from the Secured Party a copy of any financing statement, financing change statement or verification statement filed at any time in respect of this Security Agreement.

IN WITNESS WHEREOF the parties have executed this Security Agreement on the date set forth above.

TRYX VENTURES CORP.

Per:	/s/ Alessandra Bordon
Authorized Signatory

ANDROGAS PROPERTY S.A.

Per:	/s/ P. Mast
Authorized Signatory

SCHEDULE A
PROPERTY OF DEBTOR

For the purpose of securing prompt and complete payment and performance by the Debtor of all of the Obligations, the Debtor unconditionally and irrevocably hereby grants to the Secured Party a continuing security interest in and to, and lien upon, the following Property of the Debtor:

          (a) all goods of the Debtor, including, without limitation, machinery, equipment, furniture, furnishings, fixtures, signs, lights, tools, parts, supplies and motor vehicles of every kind and description, now or hereafter owned by the Debtor or in which the Debtor may have or may hereafter acquire any interest, and all replacements, additions, accessions, substitutions and proceeds thereof, arising from the sale or disposition thereof, and where applicable, the proceeds of insurance and of any tort claims involving any of the foregoing;

          (b) all inventory of the Debtor, including, but not limited to, all goods, wares, merchandise, parts, supplies, finished products, other tangible personal property, including such inventory as is temporarily out of the Debtor’s custody or possession and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing;

          (c) all contract rights and general intangibles of the Debtor, including, without limitation, goodwill, trademarks, trade styles, trade names, leasehold interests, partnership or joint venture interests, patents and patent applications, copyrights, deposit accounts whether now owned or hereafter created;

          (d) all documents, warehouse receipts, instruments and chattel paper of the Debtor whether now owned or hereafter created;

          (e) all accounts and other receivables, instruments or other forms of obligations and rights to payment of the Debtor (herein collectively referred to as “Accounts”), together with the proceeds thereof, all goods represented by such Accounts and all such goods that may be returned by the Debtor’s customers, and all proceeds of any insurance thereon, and all guarantees, securities and liens which the Debtor may hold for the payment of any such Accounts including, without limitation, all rights of stoppage in transit, replevin and reclamation and as an unpaid vendor and/or lienor, all of which the Debtor represents and warrants will be bona fide and existing obligations of its respective customers, arising out of the sale of goods by the Debtor in the ordinary course of business;

          (f) to the extent assignable, all of the Debtor’s rights under all present and future authorizations, permits, licenses and franchises issued or granted in connection with the operations of its business;

          (g) all products and proceeds (including, without limitation, insurance proceeds) from the above-described Property; and

          (h) all intellectual property including, as applicable:

(i)	all copyrights (whether registered or not) owned by the Debtor,

(ii)	all industrial designs, design patents and other designs owned by the Debtor,

(iii)	all letters patent of invention and all applications for letters patent, renewals, reissues, extensions, divisions, continuations and continuations-in-part thereof owned by the Debtor,

(iv)

all trade-marks (whether registered or not and whether arising under statute or at common law) owned by the Debtor, including, without limitation, designs, logos, indicia, trade-names, corporate names, company names, business names, trade styles and other source or business identifiers, and

(v)

all computer programs (whether in source code or object code form) and all databases owned by the Debtor in whatever form and on whatever medium those programs or databases are expressed, fixed, embodied or stored from time to time, and the copyright therein, and including, without limitation, all corrections, updates, enhancements, translations, modifications, adaptations and new versions thereof together with both the media upon or in which such software and databases are expressed, fixed, embodied or stored (such as disks, diskettes, tapes and semiconductor chips) and all flow charts, manuals, instructions, documentation and other material relating thereto.